Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0728374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(510) 848-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deborah A. Smeltzer
Vice President, Operations and Chief Financial Officer
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(510) 848-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones, Esq.
Glen Sato, Esq.
Cooley Godward LLP
3175 Hanover St.
Palo Alto, California 94306
(650) 843-5000

     Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(c) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Calculation Of Registration Fee

	Proposed Maximum	Amount of
	Aggregate Offering	Registration Fee
Title of Securities to be Registered	Price (1)(2)(3)	(4)
Common Stock, $0.001 par value	—	—
Total	$100,000,000	$10,700

(1)	Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of the securities listed. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of common stock, par value $0.001 per share (the “Common Stock”), registered hereunder.

(2)	Subject to note 4 below, there is being registered hereunder an indeterminate number of shares of common stock of the Registrant as may be sold from time to time by the Registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000. The aggregate amount of the Registrant’s common stock registered hereunder that may be sold “at the market” offerings for the account of the Registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
     The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED December 26, 2006
Prospectus
$100,000,000
Common Stock
     We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $100,000,000. Each time we sell common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     Our common stock trades on the Nasdaq Global Market under the trading symbol “DVAX.” On December 22, 2006, the last reported sale price of our common stock was $9.13 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTIONS ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, BOTH AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND BOTH OF WHICH ARE INCORPORATED HEREIN BY REFERENCE IN THEIR ENTIRETY.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     The date of this prospectus is                      ___, 2006.

TABLE OF CONTENTS

OVERVIEW	3

RISK FACTORS	5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

USE OF PROCEEDS	6

PLAN OF DISTRIBUTION	6

LEGAL MATTERS	7

EXPERTS	7

WHERE YOU CAN FIND MORE INFORMATION ABOUT DYNAVAX AND THIS OFFERING	7

EXHIBIT 5.1
EXHIBIT 23.1
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
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ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock in one or more offerings up to a total dollar amount of $100 million. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
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OVERVIEW
Overview
     Dynavax Technologies Corporation discovers, develops and intends to commercialize innovative Toll-like Receptor 9, or TLR9, agonist-based products to treat and prevent allergies, infectious diseases, cancer and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our TLR9 agonists are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Our most advanced ISS-based clinical pipeline programs are a ragweed allergy immunotherapeutic and a hepatitis B vaccine.
     Our pipeline includes: TOLAMBA™, a ragweed allergy immunotherapeutic, for which a major safety and efficacy trial (DARTT) is currently underway, and that is in a supportive clinical trial in ragweed allergic children; HEPLISAV™, a hepatitis B vaccine in Phase 3; a therapy for non-Hodgkin’s lymphoma (NHL) for which we recently announced positive Phase 2a data in combination with rituximab; and a therapy for metastatic colorectal cancer in Phase 1. Our preclinical asthma and chronic obstructive pulmonary disease (COPD) programs are partnered with AstraZeneca. Our preclinical work on a vaccine for influenza is funded by the National Institute of Allergy and Infectious Diseases; our colorectal cancer trial and our preclinical programs in hepatitis B and C therapies are funded by Symphony Dynamo, Inc.
Recent Developments
TOLAMBA
     TOLAMBA (Amb a 1 ISS Conjugate, or AIC) is a novel injectable product candidate to treat ragweed allergy. In early 2006, we announced results from a two-year Phase 2/3 clinical trial of TOLAMBA showing that patients treated with a single six-week course of TOLAMBA prior to the 2004 season experienced a statistically significant reduction in total nasal symptom scores and other efficacy endpoints compared to placebo-treated patients in the trial. The safety profile of TOLAMBA was favorable. Systemic side effects were indistinguishable from placebo and local injection site tenderness was minor and transient.
     Following a discussion with the U.S. Food & Drug Administration, or FDA, we initiated the Dynavax Allergic Rhinitis TOLAMBA Trial, or DARTT, and announced that enrollment in the DARTT exceeded expectations relative to the speed and number of study subjects. DARTT is a two-year, multi-center, well-controlled study in 738 ragweed allergic subjects, aged 18 to 55 years, randomized into three arms: prior dosing regimen, higher total dose regimen, and placebo. Subjects receive six injections over six weeks prior to the start of the 2006 ragweed season. Ragweed symptoms will be followed over the 2006 and 2007 ragweed seasons. The primary endpoint is reduction in total nasal symptom scores, or TNSS, in the prior dosing arm compared to placebo at the end of two years. The trial design includes a preliminary analysis anticipated to be conducted in early 2007 following completion of the 2006 ragweed season. We anticipate that data from the DARTT preliminary analysis, if positive, combined with the safety and efficacy data from the completed two-year Phase 2/3 trial, and from an ongoing trial in ragweed allergic children, could provide sufficient patient data for determining a potential timeline to registration.
HEPLISAV
     HEPLISAV, our product candidate for hepatitis B prophylaxis, completed a Phase 2 trial conducted in Singapore in adults (40 years of age and older) who are more difficult to immunize with conventional vaccines. Results from the final analysis of this trial showed statistically significant superiority in protective antibody response and robustness of protective effect after three vaccinations when compared to GlaxoSmithKline’s Engerix-B®. We intend to focus our development activities and resources on maximizing the potential of HEPLISAV’s demonstrated superiority over conventional hepatitis B vaccine in both the younger (under 40 years of age) and older adult populations, and its potential in the worldwide dialysis market.
     In November 2006, we announced results from a Phase 3 trial for HEPLISAV in the older, more difficult to immunize population in Asia showing statistically significant superiority in protective antibody response and robustness of protective effect after three vaccinations when compared to GlaxoSmithKline’s Engerix-B®. In

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December 2006, we announced the results of a Phase 2 trial showing equivalent seroprotection from a shorter two-dose vaccination schedule in the younger adult population. The U.S.-based Phase 1 trial in patients with end-stage renal disease (pre-hemodialysis) is ongoing. We are in the process of planning additional trials designed to support registration activities. In December 2006, we initiated a pivotal Phase 3 safety and efficacy trial for HEPLISAV in the adolescent and adult population in Canada followed by the planned initiation of parallel trial sites in the U.S. and Europe in early 2007. Also in 2007, we anticipate initiating a Phase 2 trial in the pre-hemodialysis population that would be conducted in Europe and/or Canada.
SUPERVAX
     In April 2006, we announced the acquisition of Rhein Biotech GmbH, which we refer to as Dynavax Europe. As a result, we acquired a hepatitis B vaccine product called SUPERVAX that has been tested in more than 600 subjects and has demonstrated safety and 99% seroprotection when administered on a convenient, two-dose schedule. The SUPERVAX product was launched in Argentina in December 2006 and is approved for marketing and sales through a third party partner. We intend to continue development of and registration activities for SUPERVAX as a two-dose vaccine for commercialization in select countries.
Symphony Dynamo, Inc.
     In April 2006, we entered into a series of related agreements with Symphony Capital Partners, LP to advance specific Dynavax ISS-based programs for cancer therapy, hepatitis B therapy and hepatitis C therapy through certain stages of clinical development. Pursuant to the agreements, SDI has agreed to invest $50.0 million to fund the clinical development of these programs and we have licensed to SDI our intellectual property rights related to these programs. SDI is a wholly-owned subsidiary of Symphony Dynamo Holdings LLC, or Holdings, which provided $20.0 million in funding to SDI at closing, and which is obligated to fund an additional $30.0 million in one year following closing. We continue to be primarily responsible for the development of these programs.
     Pursuant to the agreements, we issued to Holdings a five-year warrant to purchase 2,000,000 shares of our common stock at $7.32 per share, representing a 25% premium over the 60-day trading range average of $5.86 per share. The warrant exercise price is subject to reduction to $5.86 per share under certain circumstances. The warrant may be exercised or surrendered for a cash payment upon consummation of an all cash merger or acquisition of Dynavax, the obligation for which would be settled by the surviving entity. In consideration for the warrant, we received an exclusive purchase option to acquire all of the programs through the purchase of all of the equity in SDI during the five-year term at specified prices. The purchase option exercise price is payable in cash or a combination of cash and shares of our common stock, at our sole discretion. We also have an option to purchase either the hepatitis B or hepatitis C program during the first year of the agreement. The program option is exercisable at our sole discretion at a price which is payable in cash only and will be fully creditable against the exercise price for any subsequent exercise of the purchase option. If we do not exercise our exclusive right to purchase some or all of the programs licensed under the agreement, the intellectual property rights to the programs at the end of the development period will remain with SDI.
     In cancer, we believe that the potent and multifaceted biological activities of ISS offer a number of distinct approaches to cancer therapy in a wide range of tumor types. In December 2006, we announced the initiation of a Phase 1 dose escalation clinical trial of our cancer product candidate in combination with a standard chemotherapeutic regimen for metastatic colorectal cancer. We anticipate that additional cancer product candidates will advance into clinical trials in solid tumors in the first half of 2007, and our hepatitis B and hepatitis C therapeutic product candidates are currently planned to enter the clinic in 2007.
ISS for Cancer
     We have an ongoing Phase 2 study in non-Hodgkin’s lymphoma, or NHL, of ISS in combination with Rituxan™ (rituximab). In December 2006, we announced preliminary Phase 2a data from this study based on 23 patients with histologically confirmed CD20+, B-cell follicular NHL who had relapsed after at least one prior treatment regimen for lymphoma. Patients treated with the combination therapy showed a prolonged time to progression as compared to patients who were less responsive to the drug and to historical controls. The combination of rituximab and our ISS was well-tolerated, and adverse events were minimal. We previously reported

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a Phase 1, dose-escalation trial of our ISS in combination with rituximab in 20 patients with NHL in which dose-dependent pharmacological activity was demonstrated without significant toxicity.
AstraZeneca Research Collaboration and License Agreement
     In September 2006, we entered into a research collaboration and license agreement with AstraZeneca for the discovery and development of TLR9 agonist-based therapies for the treatment of asthma and chronic obstructive pulmonary disease, or COPD. The collaboration will use our proprietary second-generation TLR9 agonist immunostimulatory sequences or ISS. Under the terms of the agreement, Dynavax and AstraZeneca will collaborate to identify lead TLR9 agonists and conduct appropriate research phase studies. AstraZeneca will be responsible for any development and worldwide commercialization of products arising out of the research program. Dynavax may also have the opportunity to co-promote in the United States products arising from the collaboration.
Influenza Vaccine
     In the fourth quarter of 2006, we announced new preclinical data that show our influenza (flu) vaccine can improve the immunogenicity of standard flu vaccines. The data from mouse and primate models demonstrated that co-administration of our flu vaccine with standard vaccine enhances the immune response of the standard vaccine, allows reduction of standard vaccine dosage, and provides extra layers of protection that are not strain-dependent. Our flu vaccine is based on our proprietary TLR9 agonist-based ISS technology. The preclinical work was funded in part by a research and development grant for a pandemic influenza vaccine from the National Institute of Allergy and Infectious Diseases, a division of the National Institutes of Health.
Other Information
     We were incorporated in California in August 1996 under the name Double Helix Corporation, and we changed our name to Dynavax Technologies Corporation in September 1996. We reincorporated in Delaware in 2001. Our principal offices are located at 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753. Our telephone number is (510) 848-5100. Our Internet address is www.dynavax.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.
     Dynavax Technologies is a registered trademark of Dynavax Technologies Corporation. Each of the other trademarks, trade names or service marks appearing in this prospectus belongs to its respective holder. For further information regarding us and our financial information, you should refer to our recent filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors” under Item 2 of Part I of our Form 10-Q for the quarter ended September 30, 2006, which is incorporated by reference in this prospectus, and any subsequent report that is incorporated by reference into this prospectus, before making an investment decision.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     The statements in this prospectus and the documents incorporated by reference contain forward-looking statements which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements, including statements about our business strategy, our future research and development, our preclinical and clinical product development efforts, the timing of the introduction of our products, the effect of GAAP accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds and all plans, objectives, expectations and intentions. These statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” or “certain” or the negative of these terms or other variations or comparable terminology, or by discussions of strategy.

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     Our actual results may differ materially from the results expressed or implied by these forward-looking statements because of the risk factors and other factors disclosed in this prospectus and documents incorporated by reference. The risk factors may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. The forward-looking statements made or incorporated in this prospectus relate only to circumstances as of the date on which the statements are made. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. We assume no obligation to update any forward-looking statements.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trials, research and development expenses, general and administrative expenses, and potential acquisitions of companies, products and technologies that complement our business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.
Transfer Agent and Registrar
     Computershare Trust Company has been appointed as the transfer agent and registrar for our common stock.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or
     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be

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underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement. These purchases will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these purchases.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish llp, Palo Alto, California.
EXPERTS
     The consolidated financial statements of Dynavax Technologies Corporation incorporated by reference in Dynavax Technologies Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2005, and Dynavax Technologies Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION ABOUT DYNAVAX AND THIS OFFERING
     We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the shares of common stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s

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website at www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.
     The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, and information that we file later with the SEC also will automatically update and supersede this information. We incorporate by reference the documents listed below, any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date we filed the registration statement of which this prospectus is a part and before the effective date of the registration statement and any future filings we will make with the SEC under those sections.
     We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the completion of the offering (other than current reports furnished under Item 9 or Item 12 of Form 8-K):
1.	Our Registration Statement on Form S-8 filed with the SEC on August 4, 2006;

2.	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006, as amended by Amendment No. 1 filed on August 4, 2006;

3.	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2006, filed with the SEC on May 5, 2006, for the period ended June 30, 2006, filed with the SEC on August 4, 2006, and the for period ended September 30, 2006, filed with the SEC on November 3, 2006;

4.	Our Current Reports on Form 8-K filed with the SEC on April 24, 2006, April 27, 2006, May 1, 2006, July 28, 2006, August 18, 2006, August 31, 2006, September 8, 2006, October 4, 2006, October 11, 2006, November 2, 2006, November 3, 2006, November 14, 2006, December 1, 2006, December 6, 2006, December 7, 2006 and December 15, 2006;

5.	Our Definitive Proxy Statement on Form 14A filed with the SEC on April 28, 2006;

6.	The description of our common stock set forth in Registration Statement on Form S-1 (Registration No. 333-109965) filed with the SEC on February 5, 2004.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Deborah A. Smeltzer, Vice President, Operations and Chief Financial Officer, 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, (510) 848-5100.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$16,050.00
Legal fees and expenses	$35,000.00
Accounting fees and expenses	$20,000.00
Trustee’s Fees	$20,000.00
Miscellaneous expenses	$—
Total	$91,050.00

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Item 15. Indemnification of Directors and Officers
     Under Section 145 of the General Corporation Law of Delaware (the “Delaware Law”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.
     Our certificate of incorporation and bylaws include provisions to (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Delaware Law and (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers. These provisions do not eliminate the directors’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to us or our stockholders when the director was aware or should have been aware of a risk of serious injury to us or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our stockholders, for improper transactions between the director and us and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
     We have entered into indemnity agreements with our directors and certain of our executive officers that require us to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or executive officers, provided, among other things, that such person’s conduct was not knowingly fraudulent or deliberately dishonest or constituted willful misconduct. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
     At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any executive officer or director.
     We maintain an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
Item 16. Exhibits

1.1(1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

9.

4.1(3)	Form of Specimen Common Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on February 5, 2004.

(3)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that
     (A) the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-8, and the information required to be include din a post-effective amendment by those paragraphs is contained in reports field with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
     (B) the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to

10.

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (C) provided further, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is for an offering of asset-backed securities on From S-1 or Form S-3, and the information required to be included in a post-effective amendment is proved pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the

11.

Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 22, 2006.

DYNAVAX TECHNOLOGIES CORPORATION
By:	/s/ Dino Dina, M.D.
Dino Dina, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

12.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dino Dina, M.D. and Deborah A. Smeltzer, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
/s/ Dino Dina, M.D.
Dino Dina, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2006

/s/ Deborah A. Smeltzer
Deborah A. Smeltzer	Vice President, Operations and Chief Financial Officer (Principal Financial Officer)	December 21, 2006

/s/ Timothy G. Henn
Timothy G. Henn	Vice President, Finance & Administration and Chief Accounting Officer (Principal Accounting Officer)	December 21, 2006

/s/ Arnold Oronsky, Ph.D.
Arnold Oronsky, Ph.D.	Chairman	December 22, 2006

/s/ Nancy L. Buc
Nancy L. Buc	Director	December 21, 2006

/s/ Dennis Carson, M.D.
Dennis Carson, M.D.	Director	December 20, 2006

/s/ Denise M. Gilbert, Ph.D.
Denise M. Gilbert, Ph.D.	Director	December 22, 2006

/s/ David M. Lawrence, M.D.
David M. Lawrence, M.D.	Director	December 22, 2006

/s/ Peggy V. Phillips
Peggy V. Phillips	Director	December 21, 2006

/s/ Stanley A. Plotkin, M.D.
Stanley A. Plotkin, M.D.	Director	December 20, 2006

13.

INDEX TO EXHIBITS

1.1(1)	Form of Underwriting Agreement.

3.1(2)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

4.1(3)	Form of Specimen Common Stock Certificate.

5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(2)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on February 5, 2004.

(3)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.

14.